                                                                Exhibit (99)(e)

                           DURABLE POWER OF ATTORNEY

                                WITH RESPECT TO

                 LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT
                                 (REGISTRANT)

                                      AND

                         LINCOLN BENEFIT LIFE COMPANY
                                  (DEPOSITOR)

The undersigned Director of Lincoln Benefit Life Company constitutes and appoints Susan L. Lees and Lawrence W. Dahl and each of them (with full power to each of them to act alone), as his true and lawful attorney-in-fact and agent, in any and all capacities, to sign the following registration statements: File No. 333-109688 and 333-50545, of the Lincoln Benefit Life Company Variable Annuity Account (File No. 811-7924) and Lincoln Benefit Life Company, and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable. I hereby ratify and confirm each and every act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. My subsequent disability or incapacity shall not affect this Power of Attorney.

September 19, 2012


/s/ JESSE E. MERTEN
-----------------------------------
Director, Senior Vice President and
Chief Financial Officer